Exhibit 10.4

CHECKPOINT THERAPEUTICS, INC.

Promissory Note

Issuance Date: February 27, 2015	Original Principal Amount: U.S. $2,350,917
Execution Date: July 30, 2015

FOR VALUE RECEIVED, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of NSC Biotech Venture Fund I, LLC or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (the “Principal”) on the Maturity Date (as defined below), and to pay Interest (“Interest”) on any outstanding Principal (as defined below) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable. This Promissory Note (including all Promissory Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued is partial satisfaction of the Promissory Note under which Fortress Biotech, Inc. (f/k/a Coronado Biosciences, Inc.) owed Holder (the “Original Note”). Accordingly, although later issued, the Issuance Date is the date of the Original Note. The issuance of this Note is in effect a novation of the Original Note by the Company, and Fortress Biotech, Inc. (f/k/a Coronado Biosciences, Inc.) is no longer primarily liable for the Principal, although a guarantee may still be in effect.

1.          PAYMENTS OF PRINCIPAL. During the first 24 months after the Issuance Date, no Principal will be payable. Commencing on the 25th month (or the 31st month if the Maturity Date Extension occurs pursuant to Section 2(c)), the outstanding Principal will be paid in 12 equal monthly installments on the Interest Dates (as defined in Section 2(a) below. The last day of the 36th month after the Issuance Date (or the 42nd month if the Maturity Date Extension occurs) will be the “Maturity Date”. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.          INTEREST; INTEREST RATE.

(a)         Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year, and shall be payable (i) for the first 24 months following the Issuance Date (or the first 30 months following the Issuance Date, if the Maturity Date Extension occurs pursuant to Section 2(c) below), in arrears for each Quarter on January 1, April 1, July 1 and October 1 of each year, and (ii) for the 25th through 36th months following the Issuance Date (or the 31st through 42nd months following the Issuance Date, if the Maturity Date Extension (as defined in Section 2(c)) occurs), in arrears for each calendar month on the first day of the following calendar month (each date that interest is payable is an “Interest Date”), with the first Interest Date being April 1, 2015, and shall compound on each Interest Date. Interest shall be payable on each Interest Date, to the record Holder of this Note on the applicable Interest Date, in cash (the “Interest”).

(b)        Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the rate of eight percent (8%) per annum (the “Interest Rate”). From and after the occurrence and during the continuance of any Event of Default (as defined in Section 4(a) below), the Interest Rate shall automatically be increased to twelve percent (12%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

(c)        The Company may, in its sole discretion, upon notice to Holder, extend the Maturity Date by 6 months, if Company gives Holder notice of such extension during the first 24 months following the Issuance Date (such extension being the “Maturity Date Extension”).

3.          RESERVED.

4.           RIGHTS UPON EVENT OF DEFAULT.

(a)         Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby, except, in the case of a failure to pay Interest and Late Charges when and as due, only if such failure remains uncured for a period of at least five (5) days;

(ii)         bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted against the Company and, shall not be dismissed within thirty (30) days of their initiation; or

(iii)        the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due.

5.          VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

6.          RESERVED.

7.          AMENDING THE TERMS OF THIS NOTE. Excluding a Maturity Date Extension, the prior written consent of the Holder shall be required for any change or amendment to this Note.

8.          TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

9.          REISSUANCE OF THIS NOTE.

(a)         Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 9(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 9(c)) to the Holder representing the outstanding Principal not being transferred.

(b)         Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 9(c)) representing the outstanding Principal.

(c)         Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

10.          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and Note Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

11.          PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

12.          CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the Note Purchase Agreement shall have the meanings ascribed to such terms on the Closing Date in such Note Purchase Agreement unless otherwise consented to in writing by the Holder.

13.          FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

14.          NOTICES; CURRENCY; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Note Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or Interest which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve (12%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

15.          CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

16.          WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

17.          GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.          MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

19.          CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)          “Closing Date” shall have the meaning set forth in the Note Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Note Purchase Agreement.

(c)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(d)          “Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including March 31; (ii) the period beginning on and including April 1 and ending on and including June 30; (iii) the period beginning on and including July 1 and ending on and including September 30; and (iv) the period beginning on and including October 1 and ending on and including December 31.

(e)          “Note Purchase Agreement” means those certain securities purchase agreements by and among the Company and the initial Holders pursuant to which the Company issued the Notes, as may be amended from time to time.

(f)           “Subsidiary” means, as of any date of determination, any Person which the Company, directly or indirectly) controls.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Michael S. Weiss, President and Interim CEO

Document Number: 879422	Version: 1